Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the  incorporation  by reference in  Registration  Statement  Nos.
333-46360,  333-39402,  333-66048  and  333-62278  of  American  Electric  Power
Company, Inc. on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 333-50109 of American Electric Power Company, Inc. on Form S-8,
Post-Effective Amendment No. 3 to Registration Statement No. 33-01052 of American Electric Power Company, Inc. on Form S-8, Post Effective Amendment No. 3 to Registration Statement No. 33-01734 of American Electric Power Company, Inc. on Form S-3, Pre-Effective Amendment No. 1 to Registration Statement No. 333-86050 of American Electric Power Company, Inc. on Form S-3, Registration Statement Nos. 333-105243 and 333-105532 of American Electric Power Company, Inc. on Form S-3, of our reports dated March 5, 2004 (which reports express unqualified opinions and include explanatory paragraphs concerning the adoption of new accounting pronouncements in 2002 and 2003), appearing in and incorporated by reference in this Annual Report on Form 10-K of American Electric Power Company, Inc. for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP

Columbus, Ohio
March 10, 2004